BLUE CALYPSO ANNOUNCES LITIGATION UPDATE - MARKMAN HEARING
AUGUST 27, 2013

DALLAS, TX – March 27, 2013 --- Blue Calypso, Inc. (OTCBB: BCYP)- an innovator in digital social advertising, mobile content syndication, and analytics, announced an update on its patent infringement litigation strategy.

Blue Calypso’s patent infringement lawsuit filed on August 24, 2012 against LivingSocial, Inc. has resulted in a Claim Construction Hearing, or “Markman” hearing set for August 27, 2013. The Markman hearing is an important event in a patent lawsuit. It is a pre-trial hearing where the presiding judge will have an opportunity to hear the relevant terms and claims involved in the case from both parties.  The Claim Construction findings can often encourage settlement and in some instances, can suggest the likelihood of a particular outcome. Blue Calypso believes that LivingSocial, Inc. may be infringing on two of its US patents, 7,664,516 and 8,155,679, which cover peer-to-peer advertising. The methods employed by both patents quantify Blue Calypso’s core technologies, which deliver a rich brand advocacy platform positioned for today’s social and mobile adoption.

Bill Ogle, Chairman and Chief Executive Officer of Blue Calypso, commented, “We believe that there may be a significant and growing number of companies infringing our patents. We intend to pursue every legal remedy at our disposal to protect our core intellectual property and have initially targeted companies that are leaders in various business segments where we compete. A successful outcome would prove out the value of our intellectual property portfolio and validate the market potential of Blue Calypso’s technologies.”

Blue Calypso has also filed patent infringement lawsuits against Groupon (NSDQ: GRPN), Foursquare, Yelp (NSDQ: YELP), IZEA (OTCQB: IZEA), and MyLikes. The scheduling conference for these suits has been set for April 2013. “We are committed to protecting our intellectual property and are very pleased that we have quickly established scheduling dates for moving forward in the enforcement of our patents,” added Ogle. “We are confident that Claim Construction Hearings will be scheduled for each of these cases toward the end of 2013, with full jury trials expected in mid-2014, if licensing agreements or other remediation is not achieved prior to litigation.”

Blue Calypso has a strong intellectual property portfolio that underscores its core products and services, including three additional patents pending, which are expected to be issued in 2013. As a technology innovator, Blue Calypso is continuously developing new ideas and initiatives, which it hopes will lead to future patent applications, centered around social advertising and mobile content syndication and analytics.

Blue Calypso has retained global leaders in patent protection and litigation for its claims. Farney Daniels P.C. represents the Company in its claim against LivingSocial. Fish & Richardson P.C. represents the Company in its claims against Groupon, Foursquare, Yelp, IZEA and MyLikes.

About Blue Calypso, Inc.

Blue Calypso is an innovator in digital word-of-mouth marketing and advertising.  With Blue Calypso’s patented platform, brands can harness the power of friend-to-friend referrals by empowering their advocates to share brand content with their social media communities and rewarding them for sharing their influence. Through robust, real-time analytics, brands can achieve a measurable ROI against their social media investment, acquire high-value customers and increase sales.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “will,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports filed with the Securities and Exchange Commission.

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CONTACT INFORMATION

Investor Relations:

David Polster - CFO

Blue Calypso, Inc.

Office: 972-695-4776, ext. 528

Douglas Rogers- Managing Director
Merriman Capital, Inc.
Office: 415-248-5612